UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

FIRST SOLAR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street Suite 600 Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On April 27, 2010, First Solar, Inc. (“First Solar”) agreed to acquire NextLight Renewable Power, LLC (“NextLight”) from Energy Capital Partners, a private equity firm, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among First Solar, Jefferson Merger Sub, LLC, a newly-formed indirect wholly owned subsidiary of First Solar (“Merger Sub”), NextLight, Energy Capital Partners I, LP, Energy Capital Partners I-A, LP, Energy Capital Partners I-B IP, LP, and Energy Capital Partners I (WD IP), LP.

Pursuant to the Merger Agreement, on the closing date of the acquisition, Merger Sub will merge with and into NextLight, with NextLight surviving as an indirect wholly-owned subsidiary of First Solar (the “Merger”). The aggregate purchase price for all of the outstanding limited liability company interests of NextLight is an amount in cash (the “Base Purchase Price”) equal to (i) $285,000,000 minus (ii) estimated closing date indebtedness plus (iii) estimated closing date cash minus (iv) estimated transaction expenses plus (v) estimated development and other expenses plus (vi) estimated prorated 2010 bonuses payable to certain NextLight employees, as adjusted pursuant to the Merger Agreement minus (vii) estimated closing date accounts payable and accrued liabilities above a specified threshold, as adjusted pursuant to the Merger Agreement (the Base Purchase Price, as so adjusted, the “Total Purchase Price”). In addition, the Merger Agreement provides for a $5,000,000 retention pool for the purpose of retaining the services of key NextLight employees. Bonuses under such retention pool are intended to retain the services of the recipients through, and shall be payable on, the earlier of (i) the one year anniversary of the closing date and (ii) the date of an eligible employee’s involuntary termination of employment after the closing date other than for cause or resignation for good reason after the closing date.

Consummation of the Merger is subject to the satisfaction of certain closing conditions including (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval by the California Public Utility Commission of the power purchase agreement relating to one of the NextLight projects under development, and the expiration of all appeal periods with respect thereto, and (iii) certain other customary closing conditions.

The Merger Agreement contains certain customary representations and warranties, and the parties have agreed to certain customary covenants.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

First Solar is filing herewith a press release issued on April 28, 2010 as Exhibit 99.1, which is included herein. This press release was issued to announce entering into an agreement to acquire NextLight Renewable Power, LLC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as April 27, 2010, by and among First Solar, Inc., Jefferson Merger Sub, LLC, NextLight Renewable Power, LLC, Energy Capital Partners I, LP, Energy Capital Partners I-A, LP, Energy Capital Partners I-B IP, LP, and Energy Capital Partners I (WD IP), LP.*

99.1	Press Release of First Solar dated April 28, 2010.

*	The schedules to this agreement, as set forth in the table of contents thereto, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: April 28, 2010	By:	/s/ Mary Beth Gustafsson
	Name:	Mary Beth Gustafsson
	Title:	Executive Vice President, General Counsel and Secretary